UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2016

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On October 15, 2016, the Board of Directors (the “Board”) of PerkinElmer, Inc. (“PerkinElmer” or the “Company”) elected Samuel R. Chapin to serve on the Board, effective immediately.

In connection with his election to the Board, Mr. Chapin will receive a stock award of PerkinElmer common stock with a fair market value of $58,333 and a grant of restricted stock units with a fair market value of $43,750, representing the annual equity compensation payable to the Company’s non-employee directors under the Company’s non-employee director compensation program, prorated to reflect the remaining portion of the Board service year. Each award will be made on the customary terms and conditions of grants to PerkinElmer’s non-employee directors. In addition, Mr. Chapin will be eligible to be paid the Company’s annual cash retainer for non-employee directors of $90,000, also prorated to reflect the remaining portion of the Board service year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: October 17, 2016	By:	/s/ John L. Healy
John L. Healy Vice President and Associate General Counsel